Exhibit 2.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

        If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

        This Form of Acceptance should be read in conjunction with the accompanying Offer Document dated 19 December 2002. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance.

        If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance.

        If you have sold or otherwise transferred all of your ECsoft Shares, please send this document, the accompanying reply-paid envelope and Offer Document as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, these documents must not be forwarded or transmitted in or into Canada, Australia or Japan. If you have sold or otherwise transferred only part of your holding of ECsoft Shares, you should retain these documents.

        The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan and the Offer is not capable of acceptance from or within Canada, Australia or Japan. Accordingly, copies of this document and any related documents are not being, and must not be, directly or indirectly mailed or otherwise distributed or sent in, into or from Canada, Australia or Japan and persons receiving this document and any related documents (including custodians, nominees and trustees) must not mail or otherwise distribute it in, into or from Canada, Australia or Japan as doing so may invalidate any purported acceptance of the Offer. The availability of the Offer to persons who are not resident in the United Kingdom may be affected by the laws of their relevant jurisdicitions. Such persons should inform themselves about and observe any applicable legal or regulatory requirements of their jurisdiction. Further information for Overseas Shareholders is set out in paragraph 12 of the letter from Rothschild in Part II of, and in paragraph 5 of Part B and paragraph (c) of Part C of Appendix I to, the Offer Document. Any person (including, nominees, trustees or custodians) who would, or otherwise intends to, forward this document and/or any related document to any jurisdiction outside the United Kingdom should read those paragraphs before taking any action.

        Rothschild, which is regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to CIBER and CIBER UK and no one else in connection with the Offer and will not be responsible to anyone other than CIBER and CIBER UK for providing the protections afforded to clients of Rothschild, nor for providing advice in relation to the Offer.

        Close Brothers, which is regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to ECsoft and no one else in connection with the Offer and will not be responsible to anyone other than ECsoft for providing the protections afforded to clients of Close Brothers, nor for providing advice in relation to the Offer.

FORM OF ACCEPTANCE AND AUTHORITY
Recommended Cash Offer
by
Rothschild
on behalf of
CIBER (UK) Limited
a wholly owned subsidiary of CIBER, Inc.
 for
ECsoft Group plc
Acceptances of the Offer must be received by 3.00 p.m. (London time)
or 10.00 a.m. (New York City time) on 20 January 2003

ACTION TO BE TAKEN

  •
  To accept the Offer, complete this Form of Acceptance on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 3 on page 3 of this Form of Acceptance in the presence of a witness who must also sign in the box and state his or her name and address.

  •
  If your Shares are in certificated form (that is, not in CREST), return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours) to Capita IRG Plc at P.O. Box 166, New Issues, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH as soon as possible, but in any event so as to arrive by no later than 3.00 p.m. (London time) or 10.00 a.m. (New York City time) on 20 January 2003. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom.

  •
  If your ECsoft Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance.

  •
  If your ECsoft Shares are in uncertificated form (that is, in CREST), you should return this Form of Acceptance, duly completed and signed, and take the action set out in paragraph 13(d) of the letter from Rothschild contained in Part II of the Offer Document to transfer your ECsoft Shares to an escrow balance. For this purpose, the participant ID of Capita IRG Plc as escrow agent is RA10, the member account ID of the escrow agent is ECsoft and the reference number of this Form of Acceptance (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 5 on page 3 of this Form of Acceptance. You should ensure that the transfer to escrow settles no later than 3.00 p.m. (London time) or 10.00 a.m. (New York City time) on 20 January 2003.

  •
  If you hold ECsoft Shares in both certificated and uncertificated form, you should complete a separate Form of Acceptance for each holding. Similarly, if you hold ECsoft Shares in certificated form but under different designations you should complete a separate Form of Acceptance in respect of each designation. If you hold ECsoft Shares in uncertificated form but under different member account IDs, you should complete a separate Form of Acceptance in respect of each member account ID. You can obtain further Forms of Acceptance by contacting Capita IRG Plc on telephone number 0870 162 3100 or, if telephoning from outside the UK, on telephone number +44 20 8639 2157.

  •
  Please read Parts B and C of Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form of Acceptance.

  •
  If you hold ECsoft Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

  •
  A Form of Acceptance which is received in an envelope postmarked in Canada, Australia or Japan, or which otherwise appears to CIBER UK or its agents to have been sent from Canada, Australia or Japan, may be treated as invalid.

        If you are in any doubt as to how to complete this Form of Acceptance, please contact Capita IRG Plc on either of the telephone numbers listed above.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

PLEASE MAKE SURE YOUR ACCEPTANCE IS RECEIVED BY 3.00 P.M. (LONDON TIME)
OR 10.00 A.M. (NEW YORK CITY TIME) ON 20 JANUARY 2003

The provisions of Parts B and C of Appendix I to the Offer Document
are incorporated into and form part of this Form of Acceptance

1      To accept the Offer

        To accept the Offer, insert in Box 1 the total number of ECsoft Shares for which you wish to accept the Offer. You must also sign Box 3 in accordance with the instructions set out below, which will constitute your acceptance of the Offer, and complete Box 2 and, if appropriate, Box 4, Box 5 and Box 6. If no number, or a number greater than your entire holding of Ecsoft Shares, is inserted in Box 1 and you have signed Box 3 in accordance with the instructions set out herein, you will be deemed to have accepted the Offer in respect of your entire holding of ECsoft Shares (being the entire holding under the name and address specified in Box 2 or, if your ECsoft Shares are in CREST, under the participant ID specified in Box 5). CREST participants are requested to insert in Box 1 the same number of ECsoft Shares as entered in the related TTE instruction.

2      Full name(s) and address

        Complete Box 2 with the full name and address of the sole or first-named registered holder, together with the full names of all other joint holders, in BLOCK CAPITALS.

        Unless you complete Box 4, the address of the sole or first-named registered holder inserted in Box 2 is the address to which your consideration will be sent. If that address is in Canada, Australia or Japan, you must provide in Box 4 an alternative address outside of these countries to which your consideration will be sent.

3      Signatures

        To accept the Offer, you must sign Box 3 regardless of which other Boxes you complete. In the case of joint holders, all joint holders must sign.

        Each individual holder must sign in the presence of an independent witness. The witness must be over 18 years of age and must not be one of the joint holders or your spouse or member of your immediate family. The same witness may witness each signature of the joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. Any person making an acceptance on behalf of a registered holder should deliver evidence of his/her authority in accordance with the notes on page 4.

        A body corporate incorporated in England and Wales may execute this Form of Acceptance under its seal, which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which Section 36A of the Companies Act applies may execute this Form of Acceptance by a director and the company secretary, or by two directors of the company, signing the Form of Acceptance. Please see the further notes on page 4. If you sign Box 3 without inserting "Yes" in Box 6 you are deemed to have given the representations and warranties contained in paragraph (c) of Part C of Appendix I to the Offer Document.

        This Form of Acceptance must not be signed in Canada, Australia or Japan.

SIGN
HERE

4      Alternative address

        Insert in Box 4 your own name and address (but not in Canada, Australia or Japan) or the name and address of the person or agent (for example, your bank, but not in Canada, Australia or Japan) to whom you wish the consideration or returned documents to be sent if not the same as in Box 2. Box 4 must be completed by holders with registered addresses in Canada, Australia or Japan or holders who have completed Box 2 with an address in Canada, Australia or Japan.

5      Form of Acceptance reference number, Participant ID and Member Account ID

        If your ECsoft Shares are in CREST, you must insert in Box 5 the participant ID and the member account ID under which such shares are held by you in CREST. You must also transfer (or procure the transfer of) the Ecsoft Shares concerned to an escrow balance specifying in the TTE instruction the participant ID and member account ID inserted in Box 5, the reference number of this Form of Acceptance and the other information specified in paragraph 13(d) of the letter from Rothschild set out in the Offer Document. The reference number of this Form of Acceptance appears next to Box 5 on page 3 of this Form of Acceptance.

6      Persons in Australia, Canada or Japan

        If you are unable to give the representations and warranties required by paragraph (c) of Part C of Appendix I to the Offer Document to the effect that: (a) you have not received or sent copies of the Offer Document, this Form of Acceptance or any related offer documents in, into or from Canada, Australia or Japan; (b) you have not otherwise utilised in connection with the Offer, directly or indirectly, use of the mails of or any means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex, telephone and the internet) of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada, Australia or Japan; (c) you were outside Canada, Australia and Japan when the Form of Acceptance was delivered and at the time of accepting the Offer and, in respect of the ECsoft Shares to which this Form of Acceptance relates, you are not an agent or fiduciary acting on a non-discretionary basis for a principal who has given any instructions with respect to the Offer from within Canada, Australia or Japan; and (d) this Form of Acceptance and any related offer documents have not been mailed or otherwise sent in, into or from Canada, Australia or Japan; and you are accepting the Offer from outside Canada, Australia or Japan, you must put "YES" in Box 6. If you do not insert "YES" in Box 6 you will be deemed to have given such representations and warranties. If you insert "YES" in Box 6 or, if relevant, if you complete Box 4 with an address in Canada, Australia or Japan, you may be deemed not to have validly accepted the Offer, notwithstanding that you may have purported to do so.

1      TO ACCEPT THE OFFER

        Complete Box 1 and Box 2 and, if appropriate, Box 4, Box 5 and Box 6 and sign Box 3.

        Insert in Box 1 the total number of ECsoft Shares for which you wish to accept the Offer.

BOX 1

        The number of ECsoft Shares for which you are accepting the Offer:

2      FULL NAME(S) AND ADDRESS OF REGISTERED HOLDER(S):

BOX 2

  Daytime telephone number for queries
  (outside Canada, Australia or Japan):

3      SIGN HERE TO ACCEPT THE OFFER
Execution by individuals

        Signed as a deed by each registered holder:

1

2

3

4

        Witnessed by (the witness must be a person who is over 18 years of age and not another joint holder. The same witness may witness on behalf of all or any registered holders):

BOX 3

1 Name	Address

Signature

2 Name	Address

Signature

3 Name	Address

Signature

4 Name	Address

Signature

        Important:    Each registered holder who is an individual must sign in the presence of an independent witness (over 18 years of age) who must also sign and print his name and address where indicated. In the case of joint registered holders, all must sign.

Execution by a company
*Executed as a deed by/under the common seal of the company named on the right:
Name of company:

*in the presence of/acting by:
Signature of director	Name of director

*Signature of director/secretary

*Name of director/secretary

*delete as appropriate	Affix seal here

4      ALTERNATIVE ADDRESS

        Address outside Canada, Australia or Japan to which consideration and/or other documents is/are to be sent if not that set out in Box 2 above.

BOX 4

Name

Address

Postcode

5      FORM OF ACCEPTANCE REFERENCE NUMBER, PARTICIPANT ID AND MEMBER ACCOUNT ID

        Complete this Box only if your ECsoft Shares are in CREST.

        The Form of Acceptance reference number of this form is:

BOX 5

Participant ID

Member Account ID

6      OVERSEAS SHAREHOLDERS

        Please put "YES" in Box 6 if you are unable to give the representations and warranties set out in paragraph (c) of Part C of Appendix I to the Offer Document. If you do not insert "YES" in Box 6, you will be deemed to have given such representations and warranties.

BOX 6

        PLEASE ENSURE YOU ENCLOSE YOUR SHARE CERTIFICATE(S) WITH THIS FORM OF ACCEPTANCE (UNLESS YOUR ECSOFT SHARES ARE HELD IN CREST)

ADDITIONAL NOTES REGARDING THE COMPLETION
OF THIS FORM OF ACCEPTANCE

        In order to be effective, this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form of Acceptance by a director and the company secretary or by two directors signing this Form of Acceptance and inserting the name of the company above their signatures. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company.

        In order to avoid inconvenience and delay, the following points may assist you:

1.    If a holder is away from home (e.g. abroad or on holiday):

        Send this Form of Acceptance by the quickest means (e.g. airmail) to the holder (but not in or into Canada, Australia or Japan) for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable.

2.    If you have sold or transferred all, or wish to sell or transfer part, of your holding of ECsoft Shares:

        If you have sold or transferred all of your ECsoft Shares, you should send this Form of Acceptance at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee (but not in or into Canada, Australia or Japan). If your ECsoft Shares are in certificated form, and you wish to sell or transfer part of your holding of ECsoft Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 20 January 2003, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of ECsoft's registrars, Lloyds TSB Registrars at 54 Perthshire Road, Birmingham B72 1AD, in respect of the balance of your holding of ECsoft Shares.

3.    If the sole holder has died:

        A grant of probate or letters of administration must be obtained in respect of the relevant ECsoft Shares. If the grant of probate or letters of administration has/have been registered with ECsoft's registrars, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Capita IRG Plc at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title.

        If the grant of probate or letters of administration has/have not been registered with ECsoft's registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance and forward it to Capita IRG Plc at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged before the consideration due under the Offer can be forwarded to the personal representative(s).

4.
If one of the joint holders has died:

        This Form of Acceptance is valid if signed by the surviving holder(s) (each in the presence of an independent witness) and, if the ECsoft Shares are held in certificated form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s), and an office copy grant of probate or letters of administration of the deceased holder. These documents will be returned as directed.

5.
If your ECsoft Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

(a)
If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form of Acceptance and, if the certificate(s) is/are readily available, arrange for this Form of Acceptance to be lodged by such agent with Capita IRG Plc at the address given on the cover page of this Form of Acceptance, accompanied by the share certificate(s) and/or other document(s) of title.

(b)
If the certificate(s) is/are not readily available, lodge this Form of Acceptance with Capita IRG Plc at the address given on the cover page of this Form of Acceptance, duly completed together with a note saying e.g. "certificate(s) to follow", and arrange for the certificate(s) to be forwarded as soon as possible thereafter. (It will be helpful for your agent, unless he is in Canada, Australia or Japan, to be informed of the full terms of the Offer.)

6.
If your ECsoft Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title:

        Complete and execute this Form of Acceptance and lodge it, together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, with Capita IRG Plc at the address given on the cover page of this Form of Acceptance. At the same time you should write to ECsoft's registrars, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Capita IRG Plc at the address given on the cover page of this Form of Acceptance.

7.    If your ECsoft Shares are in CREST:

        You should take the action set out in paragraph 13(d) of the letter from Rothschild contained in Part II of the Offer Document to transfer your ECsoft Shares in respect of which you are accepting the Offer to an escrow balance. You are reminded to keep a record of the Form of Acceptance reference number (which appears next to Box 5 on page 3 of this Form of Acceptance) so that such number can be inserted in the TTE instruction.

        If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

8.    If the Form of Acceptance is signed under a power of attorney:

        The completed Form of Acceptance, together with any share certificate(s) and/or other document(s) of title, should be lodged with Capita IRG Plc at the address set out on the cover page of this Form of Acceptance, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attoney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Capita IRG Plc and returned as directed.

9.    If your full name or other particulars differ from those appearing on your share certificate:

(a)
Incorrect name e.g.:
Name on the certificate(s)..................John Smith
Correct name......................................John Smyth complete this Form of Acceptance with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same.

(b)
Incorrect address:  insert the correct address in Box 2 of this Form of Acceptance.

(c)
Change of name:  lodge your marriage certificate or the deed poll with this Form of Acceptance for noting. These documents will be returned as directed.

10.  If you are outside the United Kingdom:

        The attention of Overseas Shareholders is drawn to paragraph 5 of Part B and paragraph (c) of Part C of Appendix I to the Offer Document.

        Without prejudice to Parts B and C of Appendix I to the Offer Document, CIBER UK and/or its agents reserve the right (subject to the City Code) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title.

11.  Payment of Consideration:

        The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to Capita IRG Plc at P.O. Box 166, New Issues, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH.